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                                                                     EXHIBIT 4.3


CONSULTING   AGREEMENT




     This Consulting Agreement (the "Agreement") is entered into this ___day of _________, 2002, by and between _______________________ (the "Company) and
______________________ (the "Consultant").


     WHEREAS, consultant is skilled in providing strategic business planning;

     WHEREAS, the Company desires to engage Consultant to provide business planning and other services to the Company;

     NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration it is agreed:

1.    The Company hereby engages the Consultant and the Consultant hereby

      Accepts this engagement on a non-exclusive basis pursuant to the terms and conditions of this Consulting Agreement.

2. Consultant shall assist the Company with public mergers and acquisitions. Consultant will also assist the Company in connection with general business strategy and marketing.

3. In order to assist Consultant with his activities, the Company will provide Consultant with such information, as may be required by Consultant. Company will make available to Consultant copies of all material Agreements, notice of pending or threatened litigation and notice of all press releases.

4. Consultant agrees that he has NOT been retained for any of the following activities and/or purposes:

      a. For capital raising or for promotional activities regarding the Company's securities.



      b. To directly or indirectly promote or maintain a market for the Company's securities.



      c. To act as a conduit to distribute S-8 Securities to the general public.

      d. To render investor relations services or shareholder communications services to the Company.

      e. To render advice to the Company regarding the arrangement or effecting of mergers involving the Company that have the effect of taking a private company public.

5. In consideration of the services to be provided, Consultant shall receive a fee of (45,000,000) shares of the Company's stock as mutually agreed.

6. The Company will register these shares pursuant to a registration statement on Form S-8.

7. During the terms of this Agreement, each party may have access to trade secrets, know how, formula, customer and price lists all of which are valuable, special, .proprietary and unique assets of each. The parties agree that all knowledge and information which each other shall acquire during the term of this Agreement shall be held in trust and in a fiduciary capacity for the sole benefit of the other party, its successors and assigns, and each agrees not to publish or divulge either during the term of this Agreement or subsequent thereto, knowledge any technical or confidential information acquired during the term of this Agreement. At the termination of this Agreement, or at any other time either party may request the other party deliver to the other, without retaining any copies, notes or excerpts thereof, all memoranda, diaries, notes, records, plans, specifications, formulae or other documents relating to, directly or indirectly, any confidential information made or compiled by, or delivered or made available to or otherwise obtained by the respective parties. However, the foregoing shall not prohibit Consultant from engaging in ay work at any time following the termination of this Agreement.

8. Except as otherwise provided herein, any notice or other communication to any party pursuant to or relating to this Agreement and the transactions provided for herein, shall be deemed to have been given or delivered when deposited in the United States Mail, registered or certified, and with proper postage and registration or certification fees prepaid, addressed at their principal place of business or to such other address as may be designated by either party in writing.

9. This Agreement shall be governed and interpreted pursuant to the laws of _____________________, the parties agree to the jurisdiction of the
      __________________ courts with venue in ___________ County, ________. In the event of any breach of this Agreement, the prevailing party shall be entitled to recover all costs including reasonable attorney's fees and those that may be incurred on appeal.

10. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary, in making proof of this Agreement to produce for more than one counterpart.

      IN WITNESS WHEREOF, the parties hereto have subscribed their hands and seals the day and year first above written.



      CONSULTANT:                                THE  COMPANY:


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